UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2011
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0454792
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

Canyon Copper Corp. (the “Company”) is filing this Current Report on Form 8-K for the purpose of providing an updated description of its common stock. In accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Division") set forth in Question 126.23 of the Division's Securities Act Forms Compliance and Disclosure Interpretations, the Company will incorporate by reference the description of its common stock set forth below into a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, in lieu of incorporation by reference of a description of the common stock contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended.

DESCRIPTION OF COMMON STOCK OF
CANYON COPPER CORP.

The Company’s common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of not less than one percent (1%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Except as otherwise provided by law, in the Company’s Articles of Incorporation, as amended, or the Company’s Amended and Restated Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Company’s Articles of Incorporation, as amended, or the Company’s Amended and Restated Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Company’s Articles of Incorporation, as amended, or the Company’s Amended and Restated Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s Articles of Incorporation, as amended. The Company’s Articles of Incorporation, as amended, do not provide for cumulative voting in the election of directors.

Subject to the rights and restrictions of preferred stock, the holders of common stock are entitled to receive dividends when and if declared by the directors out of funds legally available therefore and to share pro rata in any distribution to common stockholders. The shares of common stock do not carry any subscription, redemption or conversion rights, nor do they contain any sinking fund or purchase fund provisions.

Upon the Company’s liquidation, dissolution, or winding up, the holders of the common stock, after payment of all liabilities and outstanding amounts due to the holders of the preferred stock, are entitled to receive the Company’s net assets in proportion to the respective number of shares held by them.

In the event of any merger or consolidation with or into another company in connection with which shares of the Company’s common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of the Company’s common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: October 31, 2011
	By:	/s/ Anthony Harvey

Anthony Harvey
Chief Executive Officer